UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2022

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Item 2.01     Completion of Acquisition or Disposition of Assets

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 12, 2022, L.B. Foster Company (the “Company”) and its wholly-owned subsidiary, CXT Incorporated, entered into an Asset Purchase Agreement (“Purchase Agreement”) with VanHooseCo Precast LLC, a Tennessee limited liability company (“VanHooseCo”), for the Company to acquire the VanHooseCo operating assets (the “Transaction”).

The Purchase Agreement provided for the payment of cash at closing equal to the base consideration of $50,500,000 and further subject to certain adjustments, including a working capital adjustment. An amount equal to $3,500,000 of the purchase price was deposited in an escrow account in order to cover breaches of representations, warranties and retention obligations by the sellers. The Purchase Agreement also contains customary representations and warranties, covenants, and indemnification obligations.

On August 12, 2022, the Company, its domestic subsidiaries, and certain of its Canadian and United Kingdom subsidiaries (collectively, the “Borrowers”), entered into the Second Amendment (“Second Amendment”) to its Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with PNC Bank, N.A., Citizens Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A., and BMO Harris Bank, National Association. The Second Amendment permits the Company to acquire the operating assets of VanHooseCo and modifies the maximum gross leverage ratio covenant through June 30, 2023 to accommodate the Transaction. The Second Amendment also adds an additional tier to the pricing grid and provides for the conversion from LIBOR-based to SOFR-based borrowings.

Other restrictions exist at all times including, but not limited to, limitations on the Company’s sale of assets and the incurrence by either the Borrowers or the non-borrower subsidiaries of the Company of other indebtedness, guarantees, and liens.

The descriptions set forth above of the Second Amendment and the Purchase Agreement are summaries only and are not complete, and are subject to and qualified in their entirety by reference to the complete text of the Second Amendment and Purchase Agreement, respectively, copies of which will be filed by an amendment to this Current Report on Form 8-K.

The Company funded the full consideration for the Transaction with available funds from the Credit Agreement.

Item 7.01     Regulation FD Disclosure

On August 12, 2022, the Company issued a press release announcing the Transaction described in Items 1.01, 2.01 and 2.03 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of L.B. Foster under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial statements required by this Item of this Current Report on Form 8-K with respect to the Transaction described in Item 2.01 hereof are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

Pro forma financial information required by this Item of this Current Report on Form 8-K with respect to the Transaction described in Item 2.01 hereof are not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*99.1	Press Release dated August 12, 2022.

*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	August 12, 2022	/s/ William M. Thalman
William M. Thalman
Senior Vice President and
Chief Financial Officer